                                                               EXECUTION VERSION

                                                                   EXHIBIT 10.33

                                 $1,500,000,000

                      CHARTER COMMUNICATIONS OPERATING, LLC

                 CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

                                 $1,100,000,000
                      8% SENIOR SECOND LIEN NOTES DUE 2012

                                  $400,000,000
                    8-3/8% SENIOR SECOND LIEN NOTES DUE 2014

                               PURCHASE AGREEMENT

                              Dated April 20, 2004

                                                                  April 20, 2004

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
        c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

            Charter Communications Operating, LLC, a Delaware limited liability company (the "Company"), and Charter Communications Operating Capital Corp., a Delaware corporation ("CCO Capital" and, together with the Company, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $1,100,000,000 principal amount of 8% Senior Second Lien Notes due 2012 (the "Eight Year Notes") and (ii) an aggregate of $400,000,000 principal amount of 8-3/8% Senior Second Lien Notes due 2014 (the "Ten Year Notes" and, together with the Eight Year Notes, the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of April 27, 2004 (the "Indenture") among the Issuers and Wells Fargo Bank, N.A., as trustee (the "Trustee").

            In connection with the sale of the Notes, the Issuers have prepared an offering memorandum, dated April 20, 2004 (the "Offering Memorandum"). The Offering Memorandum sets forth certain information concerning the Issuers and their subsidiaries and the Notes. The Issuers hereby confirm that they have authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Purchasers.

            Pursuant to the Security Documents (as defined in the Offering Memorandum), the Notes will be secured by a second priority lien on the Collateral (as defined in the Offering Memorandum), subject to certain exceptions and otherwise in accordance with the terms of the Indenture and the Security Documents. The Notes will have the benefit of certain collateral security as provided in the Security Documents.

            The Notes are being issued in connection with the refinancing of four existing credit facilities of the Company, CC VI Operating Company LLC, Falcon Cable Communications, LLC and CC VIII Operating Company, LLC. The Company and CCO Holdings, LLC will enter into an Amended and Restated Credit Agreement, to be dated as of April 27, 2004, by and among the Company, CCO Holdings, LLC, the lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Chase Bank, Bank of America, N.A., Citigroup North America, Inc. and Credit Suisse First

Boston, acting through its Cayman Islands Branch, as Syndication Agents, and General Electric Capital Corporation, Credit Lyonnais New York Branch and Deutsche Bank AG, as Documentation Agents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (the "Credit Facility"). This Agreement, the Notes, the Indenture, the Security Documents and the agreements and instruments to which the Company of any of its subsidiaries is a signatory relating to the Credit Facility collectively are referred to herein as the "Transaction Documents."

            1. Representations and Warranties of the Issuers. Each of the Issuers represent and warrant to, and agree with, each of the Purchasers that:

            (a) The Offering Memorandum and any amendments or supplements thereto does not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Purchasers furnished in writing to the Issuers by or on behalf of a Purchaser through J.P. Morgan Securities Inc. expressly for use therein;

            (b) None of the Issuers or any of their subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or limited liability company interests or long-term debt of the Issuers or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members' or stockholders' equity or results of operations of Charter Communications, Inc. ("CCI"), Charter Communications Holding Company, LLC ("CCH LLC"), Charter Communications Holdings, LLC ("Holdings"), CCH I, LLC, CCH II, LLC and CCO Holdings, LLC ("CCOH" and, collectively with CCI, CCH LLC, Holdings, CCH I, LLC and CCH II LLC the "Parent Companies"), the Issuers and each of the Issuers' subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum;

            (c) Each of the Issuers and its subsidiaries has good and marketable title to all real property and good and valid title to all personal property owned by it reflected as owned in the financial statements included in the Offering Memorandum, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers and their subsidiaries; and any real property and buildings held under lease by the Issuers and their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuers and their subsidiaries;

            (d) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and CCO Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each of the Issuers has power and authority to own its properties and conduct its business as described in the Offering Memorandum and to execute, deliver and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and is not subject to liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, members' or stockholders' equity or results of operations of the Parent Companies, the Issuers and the Issuers' subsidiaries, taken as a whole (a "Material Adverse Effect"); each Parent Company and each of the Issuers' subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, in each case except such as would, individually or in the aggregate, not result in a Material Adverse Effect. CCO Capital has no subsidiaries;

            (e) All the outstanding ownership interests of the Issuers have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding capital stock, limited liability company interests or partnership interests, as the case may be, of CCO Capital and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a "Significant Subsidiary") of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and (except as otherwise set forth in the Offering Memorandum) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (f) This Agreement has been duly authorized and executed by each of the Issuers;

            (g) The Notes have been duly authorized and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to, and paid for, by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the Indenture under which they are to be issued and enforceable against the Issuers in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (h) The Indenture has been duly authorized, and when executed and delivered by the Issuers (assuming the due execution and delivery thereof by the Trustee), will constitute a valid and legally binding instrument, enforceable against the Issuers in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture meets the requirements for qualification under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and the Indenture conforms in all. material respects to the descriptions thereof in the Offering Memorandum;

            (i) Each Security Document has been duly authorized by each Issuer party thereto and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee (as defined in the Offering Memorandum)), will constitute a valid and legally binding obligation of each such Issuer in accordance with its terms, enforceable against it in accordance with its terms except that (i) the enforcement thereof may be subject, to (A) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and (B) general principles of equity, and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

            (j) The Collateral Agreement, made by the Company in favor of the Trustee, to be dated as of April 27, 2004 (the "Collateral Agreement"), once executed and delivered, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Notes, a valid and enforceable, and upon the filing or recording of the appropriate financing statements and similar instruments with the appropriate governmental authorities (and the payment of the appropriate filing fees and any applicable taxes) and the delivery of the applicable documents to the Trustee in accordance with the provisions of the Collateral Agreement, a perfected security interest in all Collateral, superior to and prior to the Liens (as defined in the Offering Memorandum) of all third persons other than Liens not prohibited by the Indenture;

            (k) Each other Transaction Document to which either of the Issuers is, or is to be, a party has been duly authorized, executed and delivered by each Issuer a party thereto in accordance with its terms and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligation of each such Issuer, enforceable against each such Issuer in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, whether arising in a court of equity or law;

            (l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

            (m) Prior to the date hereof, none of the Issuers or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuers in connection with the offering of the Notes.

            (n) The issue and sale of the Notes and the compliance by the Issuers with all provisions of each of the Transaction Documents, including those described under the caption "Description of the Notes" and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, permit or other agreement or instrument to which the Issuers, the Parent Companies or any of the Issuers' subsidiaries is a party or by which the Issuers, the Parent Companies or any of the Issuers' subsidiaries is bound or to which any of the property or assets of the Issuers, the Parent Companies or any of the Issuers' subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers, the Parent Companies or any of the Issuers' subsidiaries or any of their properties, including, without limitation, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the "Cable Acts") or any order, rule or regulation of the Federal Communications Commission (the "FCC"), except where such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect and would not have the effect of preventing the Issuers from performing any of their respective obligations under this Agreement or any of the other Transaction Documents to which they are, or are to be, a party; nor will such action result in any violation of the certificate of formation or limited liability company agreement of the Company or the certificate of incorporation or bylaws of CCO Capital; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required, including, without limitation, under the Cable Acts or any order, rule or regulation of the FCC, for the issue and sale of the Notes or the consummation by the Issuers of the transactions contemplated in this paragraph
(n), except such consents, approvals, authorizations, registrations or qualifications as have been made or except as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers and except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD");

            (o) None of the Issuers, the Parent Companies or any of the Issuers' subsidiaries is (i) in violation of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of-any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Issuers, the Parent Companies or any of the Issuers' subsidiaries or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (ii) and
(iii), such as would not, individually or in the aggregate, have a Material Adverse Effect;

            (p) The statements set forth in the Offering Memorandum under the captions "Description of the Notes," insofar as it purports to constitute a summary of the terms of the Notes and under the captions "Risk factors," "Business," "Regulation and legislation," "Management," "Certain relationships and related party transactions," "Description of certain indebtedness" and "Important United States federal income tax considerations for non-U.S. holders" insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein, are accurate in all material respects;

            (q) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings (including, without limitation, by the FCC or any franchising authority) pending to which the Issuers, the Parent Companies or any of the Issuers' subsidiaries is a party or of which any property of the Issuers, the Parent Companies or any of the Issuers' subsidiaries is the subject which, if determined adversely with respect to the Issuers, any of the Parent Companies or any of the Issuers' subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Issuers and, except as disclosed in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (r) Each of the Issuers, the Parent Companies and the Issuers' subsidiaries carries insurance (including, without limitation, self-insurance) in such amounts and covering such risks as in the reasonable determination of the Issuers is adequate for the conduct of its business and the value of its properties;

            (s) Except as set forth in the Offering Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuers or their subsidiaries which is pending or, to the best knowledge of the Issuers, threatened which would, individually or in the aggregate, have a Material Adverse Effect;

            (t) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended, (the "Act")) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

            (u) Neither Issuer is, or after giving effect to the offering and sale of the Notes will be, an "investment company" or any entity "controlled" by an "investment company" as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act");

            (v) None of the Issuers or any of their affiliates, nor any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers make no representations) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Act;

            (w) None of the Issuers or any of the Parent Companies or the Issuers' subsidiaries, or any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers make no representation) has offered or sold, the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Issuers, any affiliate of the Issuers and any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers make no representation) has complied with and will implement the offering restriction within the meaning of such Rule 902;

            (x) Within the preceding six months, none of the Issuers or any other person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers make no representation) has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder. The Issuers will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes or any substantially similar security issued by the Issuers, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Issuers by J.P. Morgan Securities Inc.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

            (y) The consolidated financial statements (including the notes thereto) included in the Offering Memorandum present fairly in all material respects the respective consolidated financial positions, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis (except as otherwise noted therein). The selected historical financial data in the Offering Memorandum present fairly in all material respects the information shown therein and, except with respect to the selected historical financial data for the calendar year ended December 31, 1999 (which has not been restated), have been prepared and compiled on a basis consistent with the audited financial statements included therein;

            (z) The pro forma financial information included in the Offering Memorandum (i) complies as to form in all material respects with the applicable requirements of Regulation S-X for Form S-1 promulgated under the Exchange Act, and (ii) has been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial information included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

            (aa) KPMG LLP, who has certified the financial statements included in the Offering Memorandum, is a firm of independent public accountants as required by the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, based upon representations by such firm to us;

            (bb) The Issuers, the Parent Companies and the Issuers' subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") necessary to conduct the business now or proposed to be operated by each of them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuers or any of the Parent Companies or the Issuers' subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if any such assertion of infringement or conflict were sustained would, individually or in the aggregate, have a Material Adverse Effect;

            (cc) Except as described in the Offering Memorandum, the Issuers, the Parent Companies and the Issuers' subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to so obtain or file would not, individually or in the aggregate, have a Material Adverse Effect;

            (dd) The Issuers, the Parent Companies and the Issuers' subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Issuers or any of their subsidiaries (other than those which the amount or validity thereof are currently being challenged in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity) that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

            (ee) The Issuers, the Parent Companies and the Issuers' subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (ff) Except as described in the Offering Memorandum: (i) each of the franchises held by, or necessary for any operations of, the Issuers and their subsidiaries that are material to the Issuers and their subsidiaries, taken as a whole, is in full force and effect, with no material restrictions or qualifications; (ii) to the best knowledge of the Issuers, no event has occurred which permits, or with notice or lapse of time or both .would permit, the revocation or non-renewal of any such franchises, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which would be reasonably likely to result, individually or in the aggregate, in any other material impairment of the rights of the Issuers and the Issuers' subsidiaries in such franchises; and (iii) the Issuers have no reason to believe that any franchise that is material to the operation of the Issuers and their subsidiaries will not be renewed;

            (gg) Each of the programming agreements entered into by, or necessary for any operations of, the Issuers, their Parent Companies or their subsidiaries that are material to the Issuers and their subsidiaries, taken as a whole, is in full force and effect (or in any cases where the Issuers or their subsidiaries and any suppliers of content are operating in the absence of an agreement, such content providers and the Issuers and their subsidiaries provide and receive service in accordance with terms that have been agreed to or consistently acknowledged or accepted by both parties, including, without limitation, situations in which providers or suppliers of content accept regular payment for the provision of such content);

and to the best knowledge of the Issuers, no event has occurred (or with notice of lapse of time or both would occur) which would be reasonably likely to result in the early termination or non-renewal of any such programming agreements and which would, individually or in the aggregate, result in a Material Adverse Effect; no amendments or other changes to such programming agreements, other than amendments relating to intra-company transfers, extensions of termination dates or pricing adjustments, together with other changes that are not in the aggregate material, have been made to the copies of the programming agreements provided for the review of the Purchasers or their representatives;

            (hh) The Issuers, the Parent Companies and the Issuers' subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of `them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to. comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

            (ii) Immediately after the consummation of this offering (including after giving effect to the execution, delivery and performance of this Agreement and the Indenture and the issuance and sale of the Notes), (i) the fair market value of the assets of each of Holdings, CCH I, LLC, CCH II, LLC, CCOH and the Company, each on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the assets of each of Holdings, CCH I, LLC, CCH II, LLC, CCOH and the Company, each on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (iii) each of Holdings, CCH I, LLC, CCH II, LLC, CCOH and the Company, each on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries, as such debts respectively mature or otherwise become absolute or due; and (iv) each of Holdings, CCH I, LLC, CCH II, LLC, CCOH and the Company, on a consolidated basis with its subsidiaries, does not have and will not have unreasonably small capital with which to conduct its respective operations;

            (jj) The Issuers and their Parent Companies each maintain a system of disclosure controls and procedures to ensure that material information relating to the Issuers and their Parent Companies, including their consolidated subsidiaries, is made known to each of them by others within those entities, particularly during the period in which the periodic reports are being prepared;

            (kk) There is, and has been, no failure on the part of the Issuers, the Parent Companies or the Issuers' subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;

            (ll) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate; and

            (mm) Each of the relationships and transactions specified in Item 404 of Regulation S-K that would have been required to be described in a prospectus if this offering had been registered under the Act have been so described in the Offering Memorandum (exclusive of any amendment or supplement thereto).

            2. Purchase and Sale. (a) Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers the principal amount of the Eight Year Notes set forth opposite the name of such Purchaser in Schedule I hereto, at an aggregate purchase price of $1,079,375,000 (representing 98.125% of the gross proceeds thereof).

            (b) Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers the principal amount of the Ten Year Notes set forth opposite the name of such Purchaser in Schedule I hereto, at an aggregate purchase price of $392,500,000 (representing 98.125% of the gross proceeds thereof).

            3. Representations, Warranties and Covenants of the Purchasers. Upon the authorization by you of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with the Issuers that:

            (a) It will offer and sell the Notes only: (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

            (b) It is an institutional "accredited investor" within the meaning of Regulation D under the Act; and

            (c) It has not offered and will not offer or sell the Notes by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) under the Act.

            4.    Delivery and Payment.

            (a) The Notes to be purchased by each Purchaser hereunder will be represented by definitive global Notes in book-entry form which will be deposited by or on behalf of the Issuers with The Depository Trust Company ("DTC") or its designated custodian. The Issuers will deliver the Notes to J.P. Morgan Securities Inc., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of same day funds wired in accordance with the written instructions of the Company, by causing DTC to credit the Notes to the account of J.P. Morgan Securities Inc. at DTC. The Issuers will cause the certificates representing the Notes to be made available to J.P. Morgan Securities Inc. for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 27, 2004 or such other time and date as J.P. Morgan Securities Inc. and the Issuers may agree upon in writing. Such time and date are herein called the "Time of Delivery."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including, without limitation, the cross-receipt for the Notes and any additional documents requested by the Purchasers pursuant to Section 7(l) hereof, will be delivered at such time and date at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 or such other location as the parties mutually agree (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 6 p.m., New York City time, on the New York Business Day next preceding the Time of Deliv-ery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

            5.    Agreements. Each of the Issuers agrees with each of the
Purchasers:

            (a) To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall not be approved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Issuers shall not be required to qualify as a foreign corporation or limited liability company, as the case may be, or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Purchasers with copies of the Offering Memorandum and each amendment or supplement thereto signed by an authorized officer of each of the Issuers with the independent accountants' reports in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such reports, signed by the accountants, and additional copies thereof in, such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

            (d) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to, and not permit any of its affiliates or anyone authorized to act on behalf of the Issuers or their affiliates to, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuers that are substantially similar to the Notes;

            (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

            (f) At any time when any Issuer is not subject to or in compliance with Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Notes, to furnish at the Issuers' expense, upon request, to holders of Notes and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection
(d)(4)(i) of Rule 144A under the Act;

            (g) If such documents are not then available on the Commission's EDGAR Database, to furnish or make electronically available to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, members' or stockholders' equity and cash flows of the Issuers and their consolidated subsidiaries certified by independent public accountants), and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make electronically available to holders of the Notes consolidated summary financial information of the Issuers and their subsidiaries for such quarter in reasonable detail;

            (h) If such documents are not then available on the Commission's EDGAR Database, during a period of three years from the date of the Offering Memorandum, to furnish or make electronically available to you, copies of all reports or other communications (financial or other) furnished to holders of ownership interests of the Issuers or CCI, and to furnish or make electronically available to you, as soon as they are available, of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Notes or any class of securities of the Issuers or CCI is listed;

            (i) During the period of two years after the Time of Delivery, the Issuers will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

            (j) To use the net proceeds received from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of proceeds";

            (k) None of the Issuers or any of their affiliates, nor any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers take no responsibility) will engage in any directed selling efforts with respect to the Notes in contravention of, and each of them will comply with, the applicable offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S;.

            (l) None of the Issuers or any of their affiliates, nor any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers take no responsibility) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Act;

            (m) None of the Issuers or any of their affiliates, nor any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuers take no responsibility), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States;

            (n) Except as otherwise permitted by Regulation M under the Exchange Act, none of the Issuers or any of their affiliates will take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes; and

            (o) The Issuers will use their best efforts prior to the Time of Delivery to cause the Notes to be eligible for the PORTAL trading system of the NASD.

            6. Agreement to Pay Certain Fees. Each of the Issuers covenants and agrees with the several Purchasers that the Issuers will pay or cause to be paid the following: (i) the fees, disburse-ments and expenses of the Issuers' counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation, printing and filing of the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Notes, the Security Documents, the Blue Sky and Legal Investment Memoranda, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including, without limitation, the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vii) any cost incurred in connection with the designation of the Notes for trading in PORTAL; (viii) all costs associated with the grant of the security interests to be obtained under the Indenture and the Security Documents including, without limitation, the preparation of the financing statement referred to in Section 7(k) (including the reasonable expenses of counsel for the Purchasers) and all filing fees and similar taxes; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6 and Sections 9 and 12 hereof; the Purchasers will pay all their own costs and expenses, including, without limitation, the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

            7. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers herein are, at and as of the date hereof and the Time of Delivery, true and correct, the condition that the Issuers shall have performed all their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Purchasers, such opinion or opinions, dated the Time of Delivery and addressed to the Purchasers, with respect to the issuance and sale of the Notes and the Indenture and other related matters as the Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (b) Irell & Manella LLP, counsel for the Issuers, shall have furnished to you their written opinions, dated the Time of Delivery, substantially in the forms of Annex II-A and II-B hereto.

            (c) Cole, Raywid & Braverman, L.L.P., special regulatory counsel to the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The issue and sale of the Notes and the compliance by the Issuers with all the provisions of the Notes, the Indenture, the Security Documents and this Agreement and the consummation of the transactions herein and therein contemplated do not and will not contravene the Cable Acts or any order, rule or regulation of the FCC to which the Issuers or any of their Parent Companies or subsidiaries or any of their property is subject; however, to the extent that any document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid. To the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent;

                  (ii) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or registration, qualification or filing with the FCC is required under the Cable Acts or any order, rule or regulation of the FCC in connection with the issue and sale of the Notes and the compliance by the Issuers with all the provisions of the Notes, the Indenture, the Security Documents and this Agreement and the consummation of the transactions herein and therein contemplated; however, to the extent that any document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid; to the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent;

                  (iii) The statements set forth in the Offering Memorandum under the captions "Risk factors" under the subheading "Risks relating to regulatory and legislative matters" and in "Regulation and legislation," insofar as they constitute summaries of laws referred to therein, concerning the Cable Acts and the published rules, regulations and policies promulgated by the FCC thereunder, fairly summarize the matters described therein;

                  (iv) To such counsel's knowledge based solely upon its review of publicly available records of the FCC and operational information provided by the Issuers' and their Parent Companies and subsidiaries' management, the Company and its Parent Companies and subsidiaries hold all FCC licenses for cable antenna relay services necessary to conduct the business of the Company and its subsidiaries as currently conducted, except to the extent the failure to hold such FCC licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and

                  (v) Except as disclosed in the Offering Memorandum and except with respect to rate regulation matters, and general rulemakings and similar matters relating generally to the cable television, industry, to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of the Issuers' and their Parent Companies' and subsidiaries' management, during the time the cable systems of the Company and its Parent Companies and subsidiaries have been owned by the Company and its Parent Companies and subsidiaries (A) there has been no adverse FCC judgment, order or decree issued by the FCC relating to the ongoing operations of any of the Company or one of its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect; and (B) there are no actions, suits, proceedings, inquiries or investigations by or before the FCC pending or threatened in writing against or specifically affecting the Company or any of its Parent Companies or subsidiaries or any cable system of the Company or any of its Parent Companies or subsidiaries which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;

            (d) Curtis Shaw, Esq., General Counsel of the Company, shall have furnished to you his written opinion, dated as of the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Each subsidiary of the Company listed on a schedule attached to such counsel's opinion (the "Charter Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; and all the issued shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Charter Subsidiary are set forth on the books and records of the Company and, except for those Charter Subsidiaries that are general partners, assuming receipt of requisite consideration therefor, are fully paid and nonassessable (in the case of corporate entities) and not subject to additional capital contributions (in the case of limited liability company entities and limited partnerships); and, except as otherwise set forth in the Offering Memorandum, and except for liens not prohibited under the credit agreements listed on such schedule, all outstanding shares of capital stock of each of the Charter Subsidiaries are owned by the Company, either directly or indirectly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

                  (ii) Each of the Issuers and the Charter Subsidiaries has been duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction set forth in a schedule to such counsel's opinion;

                  (iii) To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Issuers, the Parent Companies or any of the Issuers' subsidiaries is party or of which any property of the Issuers, the Parent Companies or any of the Issuers' subsidiaries is the subject, of a character required to be disclosed in a registration statement on Form S-1, which is not disclosed in the Offering Memorandum, except for such proceedings which are not likely to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, no such proceedings are overtly threatened by governmental authorities or by others; and

                  (iv) The issue and sale of the Notes and the compliance by the Issuers with all the provisions of the Notes, the Indenture, the Security Documents and this Agreement and the consummation of the transactions therein contemplated will not result in a violation of the provisions of the certificate of incorporation or by-laws, or certificate of formation or limited liability company agreement or partnership agreement, as the case may be, of any of the Charter Subsidiaries;

            (e) On the date of the Offering Memorandum and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

            (f) (i) None of the Issuers, any of the Parent Companies or any of the Issuers' subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum (for clarification purposes, this excludes any amendment or supplement to the Offering Memorandum on or after the date of this Agreement) there shall not have been any change in the capital stock, limited liability company interests, partnership interests or long-term debt of the Issuers or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, or results of operations of the Issuers and their subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

            (g)   Subsequent to the execution and delivery of this Agreement,
(i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued or guaranteed by the Issuers by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Issuers (other than an announcement with positive implications of a possible upgrading);

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in CCI's Class A common stock on the Nasdaq National Market, (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities or the declaration of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause
(iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering; sale or the delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum;

            (i)   The Notes shall have been designated for trading on PORTAL;

            (j) The Credit Facility shall have been executed by the respective parties thereto and shall be in form and substance substantially similar to that described in the Offering Memorandum;

            (k) The Purchasers and the Trustee shall have received each of the following documents which shall be reasonably satisfactory in form and substance to J.P. Morgan Securities Inc. and the Trustee and each of their respective counsel with respect to each item of Collateral, as appropriate:

                  (i)   each Security Document;

                  (ii) to the extent delivered to the agents under the Credit Facility, Uniform Commercial Code, judgment, tax lien and intellectually property searches;

                  (iii) any UCC-1 financing statement required by the Collateral Agreement to be filed in order to create in favor of the Trustee for the benefit of the holders of the Notes, a perfected lien on the collateral described therein;

                  (iv) to the extent delivered to the agents under the Credit Facility, any certificate of an officer of any Parent Company or any subsidiary of a Parent Company relating to the Collateral (which shall also be addressed to each of the Purchasers and the Trustee); and

                  (v) opinions from all local and foreign counsel who deliver opinions to the Bank Agents (as defined in the Offering Memorandum) (which opinions shall be addressed to the Purchasers and the Trustee), which opinions shall address, with respect to the Collateral and the Notes, the matters addressed with respect to the Credit Facility with only such modifications as are necessary to reflect the relative priority of the Notes as contemplated by the Offering Memorandum and the Transaction Documents and otherwise satisfactory to J.P. Morgan Securities Inc., the Trustee and each of their respective counsel; and

            (l) The Issuers shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of each Issuer satisfactory to you as to the accuracy of the representations and warranties of the Issuers herein at and as of such Time of Delivery, as to the performance by the Issuers of all their obligations hereunder to be performed at or prior to such Time of Delivery, as to the mat-ters set forth in subsections (f) and (g) of this Section 7 and as to such other matters as you may reasonably request.

            8. Conditions to the Obligations of the Issuers. The obligations of the Issuers hereunder shall be subject to the satisfaction of the condition set forth in Section 7(j) above.

            9.    Indemnification and Contribution.

            (a) Indemnification of the Purchasers. The Issuers jointly and severally agree to indemnify and hold harmless each Purchaser, its affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Purchaser furnished to the Issuers in writing by such Purchaser through J.P. Morgan Securities Inc. expressly for use therein.

            (b) Indemnification of the Issuers. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Issuer, its affiliates, officers, directors, employees, members, managers and agents, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Purchaser furnished to the Issuers in writing by such Purchaser through J.P. Morgan Securities Inc. expressly for use in the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements set forth in the last paragraph of the cover page regarding the delivery of the Notes, and under the heading "Plan of distribution," the paragraph related to over-allotment, covering and stabilization transactions.

            (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indem-nified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which if raised in a proceeding involving both parties would be inappropriate under applicable legal or ethical standards due to actual or potential differing interests between it and the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate under applicable legal or ethical standards due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuers and any control persons of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, not subject to further appeal, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability provided for in such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

            (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Notes and the total discounts and commissions received by the Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Issuers on the one hand and the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Limitation on Liability. The Issuers and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall a Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

            (f)   Non-Exclusive Remedies. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

            10.   Default by a Purchaser.

            (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Issuers. that you have so arranged for the purchase of such Notes, or the Issuers notify you that they have so arranged for the purchase of such Notes, you or the Issuers shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Issuers agree to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

            (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Notes, then the Issuers shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Notes, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuers, except for the expenses to be borne by the Issuers and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            11. Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Issuers, or any officer or director or controlling person of the Issuers, and shall survive delivery of and payment for the Notes.

            12.   Termination. If this Agreement shall be terminated pursuant to
Section 10 hereof, the Issuers shall not then be under any liability to any Purchaser except as provided in Sections 6 and 9 hereof; but, if for any other reason other than a termination pursuant to clauses (i), (iii) or (iv) of
Section 7(h), the Notes are not delivered by or on behalf of the Issuers as provided herein, the Issuers will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including, fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Issuers shall then be under no further liability to any Purchaser except as provided in Sections 6 and 9 hereof.

            13. Reliance and Notices. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by J.P. Morgan Securities Inc. on behalf of you as Purchasers.

            All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers (or any of them) shall be delivered or sent by mail, telex or facsimile transmission to you as Purchasers (or a Purchaser) to J.P. Morgan Securities Inc., Attn: James P. Casey, Managing Director, 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063), and if to the Issuers shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuers set forth in the Offering Memorandum, Attention:
Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

            14. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuers, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Issuers and the Purchasers and each person who controls the Issuers or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

            15.   Timeliness. Time shall be of the essence in this Agreement.

            16. Applicable Law. This Agreement shall be governed by and construed in. accordance with the laws of the State of New York.

            17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Issuers. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Issuers for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        CHARTER COMMUNICATIONS OPERATING, LLC

                                        By: /s/ Eloise E. Schmitz
                                            -----------------------------------
                                            Name: Eloise E. Schmitz
                                            Title: Vice President

                                        CHARTER COMMUNICATIONS OPERATING
                                        CAPITAL CORP.

                                        By: /s/ Eloise Schmitz
                                            ------------------------------------
                                            Name: Eloise E. Schmitz
                                            Title: Vice President

                                        Accepted as of the date hereof

                                        J.P. MORGAN SECURITIES INC.

                                        Acting severally on behalf of themselves
                                               and the several Purchasers named
                                               in Schedule I hereto.

                                        By: /s/ Daniel M. Hochstadt
                                            -----------------------------------
                                            Name: Daniel M. Hochstadt
                                            Title: Vice President

                                   SCHEDULE I

                                         Principal Amount of Eight Year    Principal Amount of Ten Year
             Purchasers                      Notes to be Purchased             Notes to be Purchased
             ----------                      ---------------------             ---------------------
J.P. Morgan Securities Inc.                      US $291,500,000                 US $106,000,000

Banc of America Securities LLC                       165,000,000                      60,000,000

Citigroup Global Markets Inc.                        165,000,000                      60,000,000

Credit Suisse First Boston LLC                       165,000,000                      60,000,000

Credit Lyonnais Securities (USA) Inc.                 82,500,000                      30,000,000

Deutsche Bank Securities Inc.                         68,750,000                      25,000,000

BNP Paribas Securities Corp.                          22,000,000                       8,000,000

BNY Capital Markets, Inc.                             19,250,000                       7,000,000

Rabo Securities USA, Inc.                             19,250,000                       7,000,000

Scotia Capital (USA) Inc.                             19,250,000                       7,000,000

ABN AMRO Incorporated                                 16,500,000                       6,000,000

Harris Nesbitt Corp.                                  16,500,000                       6,000,000

Morgan Stanley & Co. Incorporated                     16,500,000                       6,000,000

RBC Capital Markets Corporation                       16,500,000                       6,000,000

SG Cowen Securities Corp.                             16,500,000                       6,000,000
                                               -----------------                 ---------------
        Total........................          US $1,100,000,000                 US $400,000,000
                                               =================                 ===============

                                                                         ANNEX I

                       Selling Restrictions for Offers and
                         Sales outside the United States

            (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in. accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents and agrees that, except as otherwise permitted under Section 3(a)(i) of the Agreement to which this is an annex, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 3(a)(i) of the Agreement to which this is an annex), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and April 27, 2004, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

            (b) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

            (c) Terms used in this section have the meanings given to them by Regulation S.

            (2)   Each Purchaser represents and agrees that:

            (a) It has not offered or sold and prior to the expiry of the period of six months from the closing of the offering of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

            (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Securities or Exchange Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company.

            (c) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities or Exchange Notes in, from or otherwise involving the United Kingdom.

            (d) The offer in the Netherlands of the Securities or Exchange Notes is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

            (3) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the express written consent of J.P. Morgan Securities Inc. and then only at such Purchaser's own risk and expense.

                                      -2-